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EXHIBIT 23.2




CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated April 14, 1997, with respect to the statements of operations, stockholders' equity and cash flows of Cardiac Science, Inc. (a development stage company) for the year ended December 31, 1996 included in Post Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-94425) and related Prospectus of Cardiac Science, Inc. for the registration of 8,791,630 shares of its common stock.



                                               Ernst & Young LLP

Orange County, California
April 24, 2000